Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

PRODUCT SUPPLEMENT NO. 7 (To Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015)

Wells Fargo & Company

Medium-Term Notes, Series K

Upside Participation Equity Index Linked Notes (Averaging)

The notes:

•	We may offer from time to time Upside Participation Equity Index Linked Notes (Averaging) (the “notes”). The notes will be senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) and part of a series entitled “Medium-Term Notes, Series K.” The notes are a type of market linked notes and will be linked to an equity index or a basket of equity indices (referred to herein as a “market measure”). If the applicable market measure is a basket comprised of two or more equity indices, each equity index is referred to herein as a “basket component.” This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the notes. When we offer the notes, we will provide investors with a pricing supplement (a “pricing supplement”) which will describe the specific terms of that issue of notes. The pricing supplement will identify the market measure that will be used to calculate the return on the notes offered thereby and a description of that market measure will be provided in a separate market measure supplement (a “market measure supplement”) or in the applicable pricing supplement.
•	The notes are designed for investors who desire the repayment of the original public offering price of the notes (the “original offering price”) at maturity regardless of the performance of the market measure and seek exposure to the performance of a specific market measure, with the potential for a positive return at maturity of the notes if the average ending level of the market measure is greater than the starting level of the market measure. The average ending level will be based on the average of the closing levels of the market measure or the basket components, as the case may be, on calculation days occurring at specified intervals during the term of the notes and the starting level will reflect the closing level of the market measure or the basket components, as the case may be, on the pricing date. You must be willing to forego interest payments on the notes and dividends on the securities underlying the market measure. You must also be willing to accept the risk that the payment per note on the stated maturity date (the “redemption amount”) may be no more than the original offering price (or, if specified in the applicable pricing supplement, the original offering price plus a minimum return). Any redemption amount greater than the original offering price (plus a minimum return, if applicable) will depend upon the performance of the market measure and the other terms of the notes.
•	All payments on the notes will be subject to the credit risk of Wells Fargo, and you will have no ability to pursue the market measure or the securities included in the market measure for payment. If Wells Fargo defaults on its obligations, you could lose some or all of your investment.
•	There will be no payments on the notes prior to the stated maturity date. We cannot redeem the notes and you cannot request repayment of the notes prior to the stated maturity date.
•	The applicable pricing supplement may provide that you will receive a minimum return at maturity specified in the applicable pricing supplement (a “minimum return”) or that you will receive a minimum return at maturity specified in the applicable pricing supplement if certain conditions are satisfied (a “contingent minimum return”).
•	The amount you receive on the notes at maturity may be subject to a limit specified in the applicable pricing supplement (the “capped value”). If the notes are subject to a capped value, your potential return on the notes will be limited.
•	The notes will not be listed on any securities exchange or automated quotation system.

Payment on the stated maturity date:

•	The redemption amount will be based upon the direction of and percentage change in the level of the market measure from its starting level to its average ending level. If the average ending level of the market measure:
•	is greater than the starting level, on the stated maturity date you will receive a payment per note equal to the original offering price per note plus an amount equal to the product of (i) the original offering price per note, (ii) the percentage increase in the average ending level of the market measure from the starting level, and (iii) the participation rate; provided that the payment per note will not be (A) greater than the capped value if the notes are subject to a capped value or (B) less than the original offering price per note plus (I) the minimum return, if the notes provide for a minimum return, or (II) the contingent minimum return, if the notes provide for a contingent minimum return and the conditions for receiving such contingent minimum return are satisfied; or
•	is less than or equal to the starting level, on the stated maturity date you will receive a payment per note equal to the original offering price per note; provided that the payment per note will not be less than the original offering price per note plus (i) the minimum return, if the notes provide for a minimum return, or (ii) the contingent minimum return, if the notes provide for a contingent minimum return and the conditions for receiving such contingent minimum return are satisfied.
•	The participation rate, minimum return, if any, contingent minimum return, if any, and capped value, if any, will be set forth in the applicable pricing supplement.

Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-5 of this product supplement.

The notes are unsecured obligations of Wells Fargo & Company and all payments on the notes are subject to the credit risk of Wells Fargo & Company. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this product supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is March 18, 2015.

ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015, any applicable market measure supplement and the applicable pricing supplement, which together contain a description of the terms of the notes to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the notes have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this product supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

ESTIMATED VALUE OF THE NOTES

The original offering price of each note will include certain costs that are borne by you. Because of these costs, the estimated value of the notes on the pricing date will be less than the original offering price. The costs included in the original offering price will relate to selling, structuring, hedging and issuing the notes, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the notes will include (i) the agent discount, if any, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) will expect to realize for assuming risks inherent in hedging our obligations under the notes and (iii) hedging and other costs relating to the offering of the notes.

Our funding considerations will take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the notes as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations will be reflected in the fact that we will determine the economic terms of the notes based on an assumed funding rate that will generally be lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates will be used in determining the estimated value of the notes.

If the costs relating to selling, structuring, hedging and issuing the notes were lower, or if the assumed funding rate we will use to determine the economic terms of the notes were higher, the economic terms of the notes would be more favorable to you and the estimated value would be higher. The estimated value of the notes as of the pricing date will be set forth in the applicable final pricing supplement.

Determining the Estimated Value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), will calculate the estimated value of the notes set forth in the applicable pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS will determine an estimated value for the notes by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the notes, which combination will consist of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the notes (the “derivative component”).

The estimated value of the debt component will be based on a reference interest rate, determined by WFS as of a date near the time of calculation, that will generally track our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate to be used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we will determine the economic terms of the notes based upon an assumed funding rate that will generally be lower than our secondary market rates. In contrast, in determining the estimated value of the notes, we will value the debt component using a reference interest rate that will generally track our secondary market rates. Because the reference interest rate will generally be higher than the assumed funding rate, using the reference interest rate to value the debt component will generally result in a lower estimated value for the debt component, which we believe will more closely approximate a market valuation of the debt component than if we were to use the assumed funding rate.

WFS will calculate the estimated value of the derivative component based on a proprietary derivative-pricing model, which will generate a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the applicable “derivative component factors” identified in “Risk Factors—The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the notes determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Notes Will Be Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Notes Will Potentially Be Adverse To Your Interests.”

Valuation of the Notes after Issuance

The estimated value of the notes will not be an indication of the price, if any, at which WFS or any other person may be willing to buy the notes from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the notes in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the notes due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the notes is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the notes at any time up to the issue date or during the specified period of time following the issue date set forth in the applicable pricing supplement, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the notes included in the original offering price. Because this portion of the costs will not be fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this specified period. If you hold the notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the notes on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the notes, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the notes are held and to commercial pricing vendors. If you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the notes from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the notes at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the notes. As a result, if you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the notes on your brokerage account statement may be different than if you held your notes at WFS or any of its affiliates.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the notes from investors, they will not be obligated to do so and will not be required to make a market for the notes. There will be no assurance that a secondary market will develop.

RISK FACTORS

The notes have complex features and your investment in the notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

You May Not Receive Any Positive Return On Your Investment In The Notes.

Any amount you receive on the notes at stated maturity in excess of the original offering price (or in excess of the original offering price plus a minimum return, if applicable) will depend on the percentage increase, if any, in the average ending level of the market measure relative to the starting level and other terms of the notes. Because the level of any market measure will be subject to market fluctuations, the average ending level may be less than the starting level, in which case you will only receive the original offering price of your notes at stated maturity (plus a minimum return, if applicable). Even if the average ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date. If the notes provide for a minimum return, the minimum return will represent a below market yield to maturity as compared to a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date. Accordingly, even if the notes provide for a minimum return, the yield that you will receive on the notes will be less than the return you could earn on other investments if you do not receive a return at maturity sufficiently in excess of the minimum return.

You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity.

If you are a U.S. holder of a note, you will be required to recognize taxable interest income in each year that you hold the note, even though you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this product supplement entitled “United States Federal Tax Considerations.”

The Potential For A Positive Return On The Notes At Stated Maturity Is Based On The Average Performance Of The Market Measure During The Term Of The Notes, Which May Be Less Favorable Than The Performance Of The Market Measure As Measured From Its Starting Level To Its Value At Or Near Stated Maturity.

The potential for a positive return on the notes at stated maturity (in excess of a minimum return, if applicable) is based on the average ending level, which will be calculated by reference to an average of the values of the market measure on calculation days occurring at specified intervals over the term of the notes. The average ending level, as so calculated, may be less than the value of the market measure at or near stated maturity. If the average ending level is less than the value of the market measure at or near stated maturity, the average performance of the market measure that is measured for purposes of the notes will be less favorable than the performance of the market measure as measured from its starting level to its value at or near stated maturity, which we refer to as its “point-to-point” performance. As a result, the return on the notes may underperform the point-to-point performance of the market measure and, therefore, may underperform the return that would have been achieved on a direct investment in the market measure held over the term of the notes.

For example, if the value of the market measure increases at a more or less steady rate over the term of the notes, the average ending level will be less than the value of the market measure at or near stated maturity, and the average performance of the market measure as measured for purposes of the notes will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the value of the market measure later in the term of the notes. In addition, because of the way the average ending level is calculated, it is possible that you will not receive any positive return on your investment at stated maturity (in excess of a minimum return, if applicable) even if the value of the market measure at or near stated maturity is significantly greater than the starting level. One scenario in which this may occur is when the value of the market measure declines early in the term of the notes and increases significantly later in the term of the notes.

You should not invest in the notes unless you understand and are willing to accept the return characteristics associated with the averaging feature of the notes.

If The Notes Are Subject To A Capped Value, Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Market Measure.

If so specified in the applicable pricing supplement, your return on the notes will be subject to a capped value. If your notes are subject to a capped value, the opportunity to participate in the possible increase in the average ending level of the market measure through an investment in the notes will be limited because the redemption amount will not exceed the capped value. Furthermore, if the participation rate is greater than 100%, the effect of the participation rate will be progressively reduced for all average ending levels exceeding the average ending level at which the capped value is reached.

If The Participation Rate Is Less Than 100%, The Participation Rate Will Not Fully Reflect Any Average Appreciation Of The Market Measure.

If so specified in the applicable pricing supplement, the redemption amount will be determined by reference to a participation rate that is less than 100%. In such event, you will not fully participate in any appreciation of the market measure and the redemption amount will reflect less than 100% of the appreciation, if any, in the value of the market measure from the starting level to the average ending level.

The Notes Are Subject To The Credit Risk Of Wells Fargo.

The notes are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the notes are subject to our creditworthiness, and you will have no ability to pursue the market measure or the securities included in the market measure for payment. As a result, our actual and perceived creditworthiness may affect the value of the notes and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the notes.

The Estimated Value Of The Notes On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the notes will include certain costs that are borne by you. Because of these costs, the estimated value of the notes on the pricing date will be less than the original offering price. The costs included in the original offering price will relate to selling, structuring, hedging and issuing the notes, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the notes will include (i) the agent discount, if any, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) will expect to realize for assuming risks inherent in hedging our obligations under the notes and (iii) hedging and other costs relating to the offering of the notes. Our funding considerations will be reflected in the fact that we will determine the economic terms of the notes based on an assumed funding rate that will generally be lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the notes were lower, or if the assumed funding rate we will use to determine the economic terms of the notes were higher, the economic terms of the notes would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Notes Will Be Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the notes will be determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Notes—Determining the Estimated Value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the notes may be higher, and perhaps materially higher, than the estimated value of the notes that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the notes.

The Estimated Value Of The Notes Will Not Be An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the notes in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the notes as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the notes will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the notes will likely be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the notes at any time up to the issue date or during the specified period of time following the issue date set forth in the applicable pricing supplement, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the notes included in the original offering price. Because this portion of the costs will not be fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this specified period. If you hold the notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the notes on your brokerage account statement. If you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the notes on your brokerage account statement may be different than if you held your notes at WFS or any of its affiliates, as discussed above under “Estimated Value of the Notes—Valuation of the Notes after Issuance.”

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to stated maturity will be affected by the level of the market measure on any prior calculation days, the then-current level of the market measure, then-current interest rates and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the notes. When we refer to the “value” of your note, we mean the value that you could receive for your note if you are able to sell it in the open market before the stated maturity date.

•	Market Measure Performance. The value of the notes prior to maturity will depend substantially on the level of the market measure and the level of the market measure on any prior calculation days. The price at which you may be able to sell the notes before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the market measure at such time and/or the level of the market measure on any prior calculation days is less than, equal to or not sufficiently above its starting level.

•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the market measure changes.

•

Correlation Among Basket Components. If the market measure is a basket, the value of the notes may be affected by changes in the correlation among the basket components. Correlation refers to the extent to which the levels of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative.

•	Time Remaining To Maturity. The value of the notes at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the market measure and the level of the market measure on any prior calculation days. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the market measure during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the notes will approach the amount that could be payable at maturity based on the then-current level of the market measure and the level of the market measure on any prior calculation days.

•	Dividend Yields On Securities Included In The Market Measure. The value of the notes may be affected by the dividend yields on securities included in a market measure.

•	Currency Exchange Rates. If the notes are linked to a market measure that includes securities quoted in one or more foreign currencies and the level of the market measure or basket component, as applicable, is based on the U.S. dollar value of such securities, the value of the notes may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

•	Volatility Of Currency Exchange Rates. If the level of the market measure or a basket component, as applicable, to which the notes are linked is based on the value of the securities included in such market measure or basket component as expressed in a foreign currency, then the value of the notes may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•	Correlation Between Currency Exchange Rates And The Market Measure. If the level of the market measure or a basket component, as applicable, to which the notes are linked is based on the value of the securities included in such market measure or basket component as expressed in a foreign currency, then the value of the notes may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable market measure.

In addition to the derivative component factors, the value of the notes will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. If the notes are subject to a capped value, we anticipate that the value of the notes will always be at a discount to the capped value. Furthermore, if the participation rate is less than 100%, the value of the notes prior to the stated maturity date will be affected by the fact that the redemption amount will not fully reflect any average appreciation of the market measure. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the level of the market measure. Because numerous factors will be expected to affect the value of the notes, changes in the level of the market measure may not result in a comparable change in the value of the notes.

If The Notes Are Subject To A Contingent Minimum Return, You Will Receive The Contingent Minimum Return Only If Certain Conditions Are Met.

If so specified in the applicable pricing supplement, you will be entitled to receive a contingent minimum return on your notes at stated maturity if certain conditions are satisfied. Such conditions will be specified in the applicable pricing supplement. If the conditions to receiving a contingent minimum return are not met, you will not be entitled to receive such contingent minimum return and the amount you receive at stated maturity will be based solely on the performance of the market measure, subject to the participation rate, the capped value, if any, and the other terms of the notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although an agent and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which an agent is willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to stated maturity.

Your Return On The Notes Could Be Less Than If You Owned Securities Included In The Market Measure.

Your return on the notes will not reflect the return you would realize if you actually owned the securities included in the market measure and received the dividends and other payments paid on those securities. This is in part because the redemption amount payable at stated maturity will be determined by reference to the average ending level of the market measure, which will be calculated by reference to the prices of the securities in the market measure without taking into consideration the value of dividends and other payments paid on those securities. In addition, the redemption amount will not be greater than any capped value and may be determined by reference to a participation rate that is less than 100%.

Historical Levels Of The Market Measure Should Not Be Taken As An Indication Of The Future Performance Of The Market Measure During The Term Of The Notes.

The trading prices of the securities included in the market measure will determine the redemption amount payable at maturity to you. As a result, it is impossible to predict whether the average ending level of the market measure will fall or rise compared to its starting level. Trading prices of the securities included in a market measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical or hypothetical levels of the market measure do not provide an indication of the future performance of the market measure.

Changes That Affect The Market Measure May Adversely Affect The Value Of The Notes And The Amount You Will Receive At Stated Maturity.

The policies of an index sponsor concerning the calculation of the market measure or basket component and the addition, deletion or substitution of securities comprising the market measure or basket component and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the level of the market measure or basket component, as the case may be, and, therefore, may affect the value of the notes and the redemption amount payable at maturity. An index sponsor may discontinue or suspend calculation or dissemination of a market measure or basket component or materially alter the methodology by which it calculates a market measure or basket component. Any such actions could adversely affect the value of the notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Market Measure.

Actions by any company whose securities are included in a market measure may have an adverse effect on the price of its security, the average ending level and the value of the notes. Unless otherwise disclosed in any applicable market measure supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies included in the market measure. These companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to the redemption amount to be paid to you at maturity.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of a market measure or basket component. We have derived the information about the index sponsors and the equity indices contained in any applicable market measure supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the equity indices and the index sponsors. The index sponsors are not involved in the offering of the notes made hereby in any way and have no obligation to consider your interest as an owner of notes in taking any actions that might affect the value of the notes.

If The Market Measure Is A Basket, Changes In The Value Of One Or More Basket Components May Offset Each Other.

For notes linked to a market measure containing two or more basket components, price movements in the basket components may not correlate with each other. Even if the average level of one or more of the basket components increases, the average level of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the average ending level of the market measure, increases in the average level of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the average level of one or more of the other basket components. This may be particularly the case if one or more basket components has a greater weight in the basket than the other basket components. You cannot predict the future performance of any basket components or the market measure as a whole, or whether increases in the average levels of any of the basket components will be offset by decreases in the average levels of the other basket components, based on their historical performance.

If Your Notes Are Linked To An Equity Index That Includes Non-U.S. Stocks, An Investment In The Notes Is Subject To Risks Associated With Foreign Securities Markets.

A non-U.S. equity index includes the stocks of foreign companies and you should be aware that investments in notes linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

A non-U.S. index may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The underlying stocks included in a non-U.S. index may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual stock prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of such non-U.S. index which could, in turn, adversely affect the value of the notes.

Exchange Rate Movements May Impact The Value Of The Notes.

The notes will be denominated in U.S. dollars. If the value of securities included in the market measure or a basket component, as applicable, is quoted in a currency other than U.S. dollars and, as per the market measure or basket component, as applicable, is converted into U.S. dollars or another currency, the amount payable on the notes on the maturity date will depend in part on the relevant exchange rates.

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

A calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that day. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed final calculation day.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Notes Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the notes, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the notes. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the notes.

•	The calculation agent will be our affiliate and may be required to make discretionary judgments that affect the return you receive on the notes. WFS, which is our affiliate, will be the calculation agent for the notes. As calculation agent, WFS will determine the closing level of the market measure or each basket component, as applicable, on each calculation day and may be required to make other determinations that affect the return you receive on the notes at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of the calculation day; determining the closing level of the market measure or a basket component, as applicable, if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if publication of the market measure or any basket component is discontinued, selecting a successor or, if no successor is available, determining the applicable closing level; and determining whether to adjust the closing level of the market measure or a basket component, as applicable, on any calculation day in the event of certain changes in or modifications to the market measure or any basket component, as applicable. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the notes, and WFS’s determinations as calculation agent may adversely affect your return on the notes.

•	The estimated value of the notes will be calculated by our affiliate and will therefore not be an independent third-party valuation. WFS will calculate the estimated value of the notes set forth in the applicable pricing supplement, which will involve discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Notes Will Be Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the notes set forth in the applicable pricing supplement will not be an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the notes and may adversely affect the level of the market measure. Our affiliates or any dealer participating in the offering of the notes or its affiliates may, at present or in the future, publish research reports on the market measure, any basket component or the companies whose securities are included in the market measure. This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research reports on the market measure, any basket component or the companies whose securities are included in the market measure could adversely affect the level of the market measure and, therefore, adversely affect the value of and your return on the notes. You are encouraged to derive information concerning the market measure and each basket component, as applicable, from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the market measure, any basket component or the companies whose securities are included in the market measure published on or prior to the pricing date could result in an increase in the level of the market measure or any basket component on the pricing date, which would adversely affect investors in the notes by increasing the level at which such market measure or basket component must close on each calculation day in order for investors in the notes to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the market measure may adversely affect the level of the market measure. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the market measure, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the market measure and, therefore, adversely affect the value of and your return on the notes. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the market measure. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the market measure. We expect to hedge our obligations under the notes through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire securities included in the market measure or listed or over-the-counter derivative or synthetic instruments related to the market measure, any basket component or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in any of the securities included in the market measure, or derivative or synthetic instruments related to the market measure, any basket component or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the market measure. These hedging activities could potentially adversely affect the level of the market measure and, therefore, adversely affect the value of and your return on the notes.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the market measure. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the market measure and other instruments relating to the market measure, any basket component or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the securities included in the market measure and, therefore, adversely affect the value of and your return on the notes.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any other fees identified in the applicable pricing supplement, creating a further incentive for the participating dealer to sell the notes to you.    If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or other fee that the participating dealer receives for the sale of the notes to you. This additional projected profit may create a further incentive for the participating dealer to sell the notes to you.

DESCRIPTION OF THE NOTES

Wells Fargo will issue the notes as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the notes will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

The notes will not be subject to redemption by Wells Fargo or repayment at the option of any holder of the notes prior to their stated maturity date.

Any amount payable on the notes at stated maturity in excess of the original offering price (plus a minimum return, if applicable) will depend on the performance of the market measure and the other terms of the notes. If the notes are subject to a capped value, such capped value will limit your potential return on the notes.

Market Measure

The market measure to which a specific issue of notes will be linked will be set forth in the applicable pricing supplement. Information regarding the market measure to which your notes are linked will be provided in any applicable market measure supplement or in the applicable pricing supplement. Each issue of notes will offer the potential for a return at maturity based on the performance of the market measure, as measured by the percentage change in the average ending level relative to the starting level, subject to application of the participation rate and, if applicable, the capped value and/or the minimum return or contingent minimum return.

Payment on the Stated Maturity Date

General

On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the redemption amount, calculated as provided below by the calculation agent. The stated maturity date will be specified in the applicable pricing supplement. If the scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on a day that would otherwise be the final calculation day, and such calculation day is postponed so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the postponed final calculation day, unless otherwise specified in the applicable pricing supplement.

There will be no payment of interest, periodic or otherwise, on the notes.

Redemption Amount

The “redemption amount” per note will equal:

•	if the average ending level is greater than the starting level: the original offering price per note plus:

original offering price	x	average ending level – starting level	x participation rate	;
per note		starting level

provided that if the notes are subject to a capped value, the redemption amount will not be greater than the capped value; and provided further that (i) if the notes provide for a minimum return, the redemption amount will not be less than the original offering price per note plus the minimum return or (ii) if the notes provide for a contingent minimum return and the conditions for receiving such contingent minimum return have been satisfied, the redemption amount will not be less than the original offering price per note plus the contingent minimum return; or

•	if the average ending level is less than or equal to the starting level: the original offering price per note; provided that (i) if the notes provide for a minimum return, the redemption amount will not be less than the original offering price per note plus the minimum return or (ii) if the notes provide for a contingent minimum return and the conditions for receiving such contingent minimum return have been satisfied, the redemption amount will not be less than the original offering price per note plus the contingent minimum return.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Certain Definitions

The “average ending level” of a market measure that is a single equity index will be the arithmetic average of the closing levels of the market measure on each of the calculation days, as determined by the calculation agent. If the market measure is a basket of two or more equity indices, the average ending level will be based on the relative weights of the basket components in the basket and will be calculated in the manner described in the applicable pricing supplement.

A “basket component” is an equity index included in a market measure that is a basket comprised of two or more equity indices.

The “calculation days” means the days specified in the applicable pricing supplement. If any scheduled calculation day is not a trading day with respect to the market measure or any basket component, as the case may be, the calculation day for such market measure or such basket component will be postponed to the next succeeding day that is a trading day with respect to such market measure or such basket component. In addition, if a market disruption event occurs or is continuing with respect to the market measure or any basket component, as the case may be, on any day that would otherwise be a calculation day, the calculation day for such market measure or such basket component is subject to postponement as provided below under “—Postponement of a Calculation Day as a Result of a Market Disruption Event.”

The “capped value,” if any, will be equal to a percentage (in excess of 100%) of the original offering price per note set forth in the applicable pricing supplement.

The “closing level” of an equity index on any trading day for the equity index means the official closing level of the equity index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Postponement of a Calculation Day as a Result of a Market Disruption Event,” “—Adjustments to a Market Measure” and “—Discontinuance of a Market Measure.”

The “contingent minimum return,” if any, will be equal to a percentage of the original offering price per note set forth in the applicable pricing supplement and will be payable at stated maturity only if certain conditions specified in the applicable pricing supplement have been satisfied.

The “minimum return,” if any, will be equal to a percentage of the original offering price per note set forth in the applicable pricing supplement and will be payable at stated maturity without any requirement that any conditions be satisfied.

The “participation rate” will be expressed as a percentage and set forth in the applicable pricing supplement. The participation rate may be less than 100%. In that event, the redemption amount will reflect less than 100% of the appreciation, if any, in the average ending level of the market measure from the starting level.

The “starting level” of a market measure that is a single equity index will be the closing level of such market measure on the pricing date as determined by the calculation agent. If the market measure is a basket of two or more equity indices, the starting level will be 100.

Definitions of Trading Day and Market Disruption Event and Related Definitions

Definitions Applicable to Equity Indices Other Than Multiple Exchange Indices

The following definitions are applicable to all equity indices, except as set forth below under “—Definitions Applicable to Multiple Exchange Indices.”

A “trading day” with respect to a market measure or any basket component, as the case may be, means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such market measure or such basket component, as the case may be, are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “related futures or options exchange” for the market measure or any basket component, as the case may be, means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such market measure or basket component.

The “relevant stock exchange” for any security underlying the market measure or any basket component, as the case may be, means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

A “market disruption event” means, with respect to a market measure or any basket component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the equity index or any successor equity index (as defined below) at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the equity index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the equity index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the equity index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the equity index or any successor equity index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the equity index or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a market measure or any basket component:

(1)	the relevant percentage contribution of a security to the level of the equity index or any successor equity index will be based on a comparison of (x) the portion of the level of the equity index attributable to that security and (y) the overall level of such equity index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the equity index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such equity index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such equity index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such equity index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the equity index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the equity index or any successor equity index on which each relevant stock exchange for the securities underlying the equity index or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

Definitions Applicable to Multiple Exchange Indices

The following definitions are applicable to multiple exchange indices. The “multiple exchange indices” are the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, the EURO STOXX 50® Index and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to a market measure or any basket component, as the case may be, means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such market measure or such basket component, as the case may be, and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “related futures or options exchange” for the market measure or any basket component, as the case may be, means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such market measure or basket component.

The “relevant stock exchange” for any security underlying the market measure or any basket component, as the case may be, means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

A “market disruption event” means, with respect to a market measure or any basket component, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in the equity index or any successor equity index, and the aggregate of all securities included in such equity index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such equity index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the equity index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such equity index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of the equity index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such equity index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a market measure or any basket component:

(1)	the relevant percentage contribution of a security included in the equity index or any successor equity index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of the equity index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Postponement of a Calculation Day as a Result of a Market Disruption Event

If a market disruption event occurs or is continuing with respect to a market measure that is a single equity index on a calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the applicable calculation day. If a calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to the market measure on such eighth trading day, the calculation agent will determine the closing level of the market measure on such eighth trading day in accordance with the formula for and method of calculating the closing level of the market measure last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) if the market measure is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) if the market measure is a multiple exchange index, the time at which the official closing level of the market measure is calculated and published by the relevant index sponsor) on such date of each security included in the market measure. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) if the market measure or basket component, as applicable, is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) if the market measure or basket component, as applicable, is a multiple exchange index, the time at which the official closing level of the market measure or basket component, as applicable, is calculated and published by the relevant index sponsor.

If a market disruption event occurs or is continuing with respect to a basket component on a calculation day, then such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day for such basket component, that eighth trading day shall be deemed to be the applicable calculation day. If a calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day for such basket component and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing level of such basket component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such basket component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) if the basket component is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) if the basket component is a multiple exchange index, the time at which the official closing level of the basket component is calculated and published by the relevant index sponsor) on such date of each security included in such basket component. Notwithstanding a postponement of a calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Adjustments to a Market Measure

If at any time a sponsor or publisher of an equity index (each, an “index sponsor”) makes a material change in the formula for or the method of calculating such equity index, or in any other way materially modifies such equity index (other than a modification prescribed in that formula or method to maintain the equity index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such equity index is to be calculated, calculate a substitute closing level of the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the change, but using only those securities that comprised the equity index immediately prior to that change. Accordingly, if the method of calculating an equity index is modified so that the level of such equity index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such equity index in order to arrive at a level of such equity index as if it had not been modified.

Discontinuance of a Market Measure

If an index sponsor discontinues publication of an equity index to which an issue of notes is linked, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such equity index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the average ending level as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the notes.

In the event that an index sponsor discontinues publication of an equity index prior to, and the discontinuance is continuing on, any calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the discontinuance, but using only those securities that comprised the equity index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for an equity index, the successor equity index or level will be used as a substitute for that equity index for all purposes, including the purpose of determining whether a market disruption event exists.

If on any calculation day the index sponsor of an equity index fails to calculate and announce the level of the equity index, the calculation agent will calculate a substitute closing level of the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the failure, but using only those securities that comprised the equity index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Postponement of a Calculation Day as a Result of a Market Disruption Event” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, an equity index to which your notes are linked may adversely affect the value of the notes.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred; see “—Definitions of Trading Day and Market Disruption Event and Related Definitions;”

•	determine if adjustments are required to the closing level of a market measure or basket component under various circumstances; see “—Adjustments to a Market Measure;” and

•	if publication of a market measure or basket component is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of the market measure or basket component; see “—Discontinuance of a Market Measure.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Events of Default and Acceleration

If an event of default with respect to an issue of notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration permitted by such notes, with respect to each note, will be equal to the redemption amount, calculated as provided herein and in the applicable pricing supplement. The redemption amount will be calculated using (i) the closing level(s) for the market measure or each basket component, as the case may be, ascertained on the calculation day(s) that occurred before the date of acceleration and (ii) the closing level(s) for the market measure or each basket component, as the case may be, ascertained on each of the trading days for such market measure or such basket component, as the case may be, leading up to and including the date of acceleration in such number equal to the number of calculation days scheduled to occur on or after the date of acceleration.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non-ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“similar laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the notes are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any plan or non-ERISA arrangement; or

•	the purchase and holding of the notes by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the notes and the availability of exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of the notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the notes, (b) the purchaser or holder’s investment in the notes, or (c) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the notes and (b) all hedging transactions in connection with our obligations under the notes;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar law. Nothing herein shall be construed as a representation that an investment in the notes would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes.

It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public, and hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a “real estate investment trust”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any issuer of a security that is a component of an index included in the market measure (an “underlying security”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If the issuer of an underlying security were so treated, certain adverse U.S. federal income tax consequences might apply to you if you are a non-U.S. holder (as defined below) upon the sale, exchange or other disposition of the notes. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying securities and consult your tax adviser regarding the possible consequences to you if an issuer of an underlying security is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on net investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable pricing supplement, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, and the discussion herein is based on this treatment.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals on the Notes.    Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), you will be required to accrue interest income on the notes on a constant yield basis, based on a comparable yield as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you will be required to include interest in your taxable income each year in which you hold the notes even though the notes do not provide for a payment until maturity (or earlier retirement).

Under the contingent debt regulations you must accrue an amount of ordinary interest income, as original issue discount (“OID”) for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals the product of:

•	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period,

•	the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period, and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the notes and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a note is generally its issue price increased by any interest income previously accrued.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield.

We generally will provide the comparable yield and projected payment schedule (or information about where to obtain them) for an offering of notes in the applicable pricing supplement. For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule will not be used for any purpose other than to determine your interest accruals and adjustments thereto in respect of a note for U.S. federal income tax purposes. They will not constitute a projection or representation by us regarding the actual amount that will be paid on a note.

Fixing of the Contingent Payment at Maturity.    Special rules may apply if the contingent payment at maturity becomes fixed more than six months prior to the date such payment is due. For this purpose, a payment will be treated as fixed if the remaining contingencies with respect to it are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payment and the fixed payment in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the notes. The character of any gain or loss on a sale, exchange or retirement of your notes also might be affected. You should consult your tax adviser regarding the application of these rules.

Sale, Exchange or Retirement of Notes.    You will recognize taxable gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount received and your adjusted tax basis in the note. Any gain recognized will be treated as ordinary interest income, and any loss will be ordinary loss to the extent of previous interest inclusions and capital loss thereafter. If you are a non-corporate U.S. holder, any loss you recognize will not be subject to the two percent floor limitation on miscellaneous itemized deductions. Any capital loss you recognize may be subject to limitations. Moreover, if you recognize a loss that meets certain thresholds you may be required to file a disclosure statement with the IRS.

Your adjusted tax basis in a note generally will be equal to your original purchase price for the note, increased by any interest income you previously accrued.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Treatment of Income and Gain on the Notes.    Subject to the discussions above concerning Section 897 of the Code and below concerning Section 871(m) of the Code and FATCA, you will not be subject to U.S. federal income or withholding tax in respect of the notes, provided that:

•	you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	you provide to the applicable withholding agent an appropriate IRS Form W-8 on which you certify under penalties of perjury that you are not a U.S. person.

Possible Application of Section 871(m) of the Code.    Proposed Treasury regulations under Section 871(m) of the Code, if finalized in their current form, could impose withholding after December 31, 2015 on non-U.S. holders at a rate of 30% (or lower treaty rate) on amounts with respect to the notes that are treated as attributable to dividends from U.S. issuers of underlying securities (“dividend equivalents”). Pursuant to published guidance from the U.S. Treasury Department and the IRS, these regulations are not generally expected to apply to notes issued prior to the date that is 90 days after the date on which final regulations are published. If a note is issued on or after the 90th day after the publication of final regulations, depending on certain conditions related to its economic terms on the date you acquire (or are deemed to acquire) it, withholding may be required in respect of the note, even in the absence of any payments explicitly linked to dividends and even prior to the date on which you receive any payment with respect to the note. There are material uncertainties regarding the application of these proposed regulations. For instance, there is a potential exception for instruments linked to certain qualifying indices, but its scope is unclear, and we or other withholding agents may determine that withholding is required on notes. If withholding applies to the notes, we will not be required to pay additional amounts with respect to amounts withheld. You should consult your tax adviser regarding the potential application of these proposed regulations.

U.S. Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should consider the U.S. federal estate tax implications of an investment in the notes. Absent an applicable treaty benefit, a note will be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty). You should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes in your particular situation and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to amounts treated as interest on the notes and may be filed with the IRS in connection with the payment of proceeds from a sale, exchange or other disposition of the notes. If you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, you may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to any payment on the notes of amounts treated as interest and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of the notes. If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the notes.